SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York		14052-0018
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (716) 652-2000

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On November 30, 2004, the board of directors of Moog Inc. (the "Company") approved a form of indemnification agreement to be entered into by the Company with its directors, officers and key employees. On November 30, 2004, the Company entered into separate indemnification agreements with the following persons: Robert Brady, Richard Aubrecht, Robert Maskrey, Robert Banta, Joe Green, Philip Hubbell, Stephen Huckvale, Martin Berardi, Warren Johnson, Jay Hennig, Lawrence Ball, Donald Fishback, Timothy Balkin, Maureen Athoe, Eric Burghardt, Gary Parks, Jeffrey Flippin, Raymond Boushie, James Gray, John Hendrick, Kraig Kayser, Brian Lipke and Albert Myers. The Company's board of directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors, officers and key employees of the Company.

In general, the indemnification agreements provide that the Company will, to the extent permitted by applicable law, indemnify each indemnitee against all expenses, judgments, fines, and penalties actually and reasonably incurred in connection with the defense or settlement of any criminal, civil or administrative action brought against the indemnitee by reason of his or her relationship with the Company. The agreements provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by New York law.

The indemnification agreements supersede all prior agreements including, without limitation, the 1987 Indemnity Agreement for the indemnitees who were parties to that agreement. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Business Corporation Law of the State of New York.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(c)        Exhibits.

10.1	Form of Indemnification Agreement for directors, officers and key employees of the Company, as adopted on November 30, 2004 (with schedule of indemnitees attached).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: December 1, 2004	By:	/s/ Donald R. Fishback
	Name:	Donald R. Fishback
Controller

EXHIBIT INDEX
Exhibit	Description

10.1	Form of Indemnification Agreement for directors, officers and key employees of the Company, as adopted on November 30, 2004 (with schedule of indemnitees attached).